UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2016

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 23, 2016, W&T Offshore, Inc. (the “Company”) received notice from Toronto Dominion (Texas) LLC, as administrative agent under the Fifth Amended and Restated Credit Agreement, dated November 8, 2013 (the “Credit Agreement”), that its borrowing base had been reduced to $150 million from $350 million, effective March 23, 2016. In February 2016, the Company drew $340 million on its revolving bank credit facility and now has borrowings of $191 million in excess of the redetermined borrowing base. Pursuant to the terms of the Credit Agreement, the Company is required to take one of the following actions by March 30, 2016 to repay the excess borrowings: (a) prepay the excess borrowings, (b) give notice to the administrative agent electing to prepay the excess borrowings in three equal monthly installments or (c) give notice to the administrative agent electing to pledge additional collateral to cure the excess borrowings. As of March 25, 2016 the cash balance of the Company was $432 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: March 28, 2016	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer